Exhibit 99.(a)(1)(B)

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

ELECTION FORM

As Amended September 11, 2008

Before signing and submitting this Election Form including Annex A attached hereto, please make sure you have received the documents that make up the Offer, including: (i) the Offer to Purchase Eligible Options (the “Offering Memorandum”); (ii) the form of Cash Payment Right; and (iii) this Election Form. The Offer is subject to the terms and conditions of the Offering Documents as they may be amended. Capitalized terms used but not otherwise defined in this Election Form shall have the meanings set forth in the Offering Memorandum.

BY ACCEPTING THE OFFER, YOU AGREE TO ALL TERMS OF THE

OFFER AS SET FORTH IN THE OFFERING DOCUMENTS, INCLUDING THIS ELECTION FORM.

Annex A to this Election Form provides information regarding your Eligible Option(s). You are not required to accept the Offer. However, if you wish to accept the Offer and you hold more than one Eligible Option, you must accept the Offer as to all of your Eligible Options. If you wish to accept the Offer, indicate on Annex A to this Election Form your decision to tender all of your Eligible Options for purchase by checking the “Purchase ALL Eligible Options” box. If you do not wish to accept the Offer, indicate on Annex A to this Election Form your decision not to tender any of your Eligible Options for purchase, by checking the “Purchase NO Eligible Options” box. If you fail to, or do not clearly, mark either the “Purchase ALL Eligible Options” box or the “Purchase NO Eligible Options” box with respect to your Eligible Options, your election with respect to those options will be deemed to be “Purchase NO Eligible Options”, and your Eligible Options will not be tendered for purchase. We intend to provide you with an Election Confirmation Statement that confirms the election you made for your Eligible Options. In the event that you do not receive this statement, please contact Joan Evans immediately by telephone at 508-824-6696 extension 676 or by email at hrinfo@kopin.com.

You hereby acknowledge that you must submit (and we must receive) your properly completed and executed Annex A to this Election Form by no later than 11:59 p.m., Eastern Time, on September 26, 2008 (or a later Expiration Date if Kopin extends the Offer) by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. If your properly completed and executed Annex A to this Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Expiration Date it will be disregarded.

You hereby agree that, unless you properly withdraw your election before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer), your election will be irrevocable except as expressly provided in the Offering Documents, and if accepted by the Company, this Election Form including Annex A attached hereto, shall operate to transfer your tendered Eligible Options for purchase as outlined in the Offering Documents, subject to the terms and conditions described in the Offering Documents.

You acknowledge that you may withdraw your tendered Eligible Options at any time before 11:59 p.m., Eastern Time, on the Expiration Date by completing, executing and submitting a new Election Form including Annex A attached hereto in accordance herewith. Any Eligible Option you withdraw will no longer be deemed tendered pursuant to the Offer. You hereby acknowledge that you must submit (and we must receive) your properly completed and executed new Annex A to this Election Form by no later than 11:59 p.m., Eastern Time, on September 26], 2008 (or a later Expiration Date if Kopin extends the Offer) by: (i) facsimile to the attention of Joan Evans at 508-822-9018, (ii) pdf email to hrinfo@kopin.com or (iii) hand delivery to Joan Evans or Michelle Aucoin at Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780. Submissions made by any other means will not be accepted. If your properly completed and executed new Annex A to this Election Form is not submitted and received by us before 11:59 p.m., Eastern Time, on the Expiration Date it will be disregarded.

You acknowledge that you may not rescind your withdrawal of your Eligible Options unless you properly re-tender your Eligible Options before 11:59 p.m., Eastern Time, on September 26, 2008 (or a later expiration date if Kopin extends the Offer) by following the election procedures described herein.

You hereby acknowledge and agree that you are not required to accept the Offer. However, if you wish to accept the Offer and you hold more than one Eligible Option, you must accept the Offer as to all of your Eligible Options. You further acknowledge and agree that if you fail to, or do not clearly, mark either the “Purchase ALL Eligible Options” box or the “Purchase NO Eligible Options” box with respect to your Eligible Options, your election with respect to those options will be deemed to be “Purchase NO Eligible Options”, and your Eligible Options will not be tendered for purchase pursuant to the Offer.

You hereby acknowledge and agree that neither the ability to participate in the Offer nor the purchase by us of tendered Eligible Options pursuant to the Offer shall create a contractual or other right (i) to receive any grants of stock options, restricted stock units or other stock-based award in exchange for tendered Eligible Options or (ii) to continued employment with Kopin (or any of Kopin subsidiary), except on an at-will basis unless otherwise required by local law.

You hereby acknowledge that if you are not an employee of Kopin on the Expiration Date, any election you have made to tender your Eligible Options in the Offer will be null and void and of no further force and effect, and any Eligible Options that you tendered will be returned to you and remain outstanding in accordance with their existing terms.

You hereby acknowledge that you have received, read and understand the Offering Documents, including: (i) the Offering Memorandum; (ii) the form of Cash Payment Right; and (iii) this Election Form.

Although our Board of Directors has approved the Offer, you hereby acknowledge and agree that neither Kopin nor any of its respective employees or agents has made any recommendation to you as to whether or not you should accept the Offer and tender your Eligible Options for purchase.

You hereby further acknowledge and agree that you are not relying on any information provided or representation made by Kopin or any of its respective employees or agents in accepting or rejecting the Offer, other than any information or representation contained in the Offering Documents, and that you have been afforded the opportunity to consult with your own tax, financial and legal advisors before making deciding whether to participate in the Offer, and that you have knowingly done so or knowingly declined to do so.

YOU HEREBY ACKNOWLEDGE AND AGREE THAT KOPIN SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSSES OR DAMAGES THAT YOU MAY INCUR IN CONNECTION WITH YOUR ACCEPTANCE OR REJECTION OF THE OFFER.

ANNEX A

KOPIN CORPORATION

OFFER TO PURCHASE ELIGIBLE OPTIONS

ELECTION FORM

RETURN THIS ANNEX A NO LATER THAN 11:59 P.M., EASTERN TIME, ON SEPTEMBER 26, 2008 (OR A LATER EXPIRATION DATE IF KOPIN EXTENDS THE OFFER) BY: (I) FACSIMILE TO THE ATTENTION OF JOAN EVANS AT 508-822-9018, (II) PDF EMAIL TO HRINFO@KOPIN.COM OR (III) HAND DELIVERY TO JOAN EVANS OR MICHELLE AUCOIN AT KOPIN CORPORATION, 200 JOHN HANCOCK ROAD, TAUNTON, MASSACHUSETTS 02780. SUBMISSIONS MADE BY ANY OTHER MEANS WILL NOT BE ACCEPTED.

Name: «First_Name» «Last_Name»			Employee ID:

Address: «Address»	City: «City»	State: «State»	Zip: «Zip»

The table below lists your outstanding Eligible Options as of the date hereof. If you wish to accept the Offer to as to any one of your Eligible Options, you must accept the Offer to as to all of your Eligible Options.

If you wish to accept the Offer, indicate your decision to tender all of your Eligible Options listed below for purchase by checking the “Purchase ALL Eligible Options” box.

If you do not wish to accept the Offer, indicate your decision not to tender all of your Eligible Options for purchase by checking the “Purchase NO Eligible Options” box. If you fail to, or do not clearly, mark either the “Purchase ALL Eligible Options” box or the “Purchase NO Eligible Options” box with respect to your Eligible Options, your election with respect to those options will be deemed to be “Purchase NO Eligible Options”, your Eligible Options will not be tendered for purchase.

Original Stated Date of Grant	Exercise Price Per Share	Number of Shares of Stock Underlying Eligible Options (or portions thereof) (A)	Eligible Option Expiration Date	Fair Market Value per Eligible Option as of August 28, 2008 Determined by Kopin Using Black Scholes (B)	Cash Payment Amount (A) x (B)

Total:

☐	Purchase ALL Eligible Options

☐	Purchase NO Eligible Options

Signature:                                                       Date:

Your should direct your questions about the Offer to Joan Evans by telephone at 508-824-6696 extension 676 or email at hrinfo@kopin.com.